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                                                                     EXHIBIT 5.1

                                  May 11, 2006

Mountain Valley Bancshares, Inc.
136 North Main Street
Cleveland, GA 30528

Ladies and Gentlemen:

      We are acting as counsel to Mountain Valley Bancshares, Inc., a Georgia corporation (the "Company"). In such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), of the offer and sale of a maximum of 700,000 shares (the "Shares") of common stock, no par value, of the Company.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonaccessible.

      We hereby consent to the reference to our firm under the heading "Legal Matters" and to the inclusion of this opinion in the registration statement on Form SB-2 filed with the Securities and Exchange Commission by the Company in connection with the offer and sale of the Shares.

                                               Sincerely yours,

                                               MILLER & MARTIN PLLC

                                               /s/ Michael P. Marshall, Jr.
                                               ---------------------------------
                                                   Member